Exhibit 24

POWER OF ATTORNEY

The undersigned director and/or officer of Regis Corporation, a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Jen Randolph Reise his or her true and lawful attorney-in-fact, with full power of substitution, for the undersigned and in his or her name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments (including post-effective amendments) thereto, to be filed by the Company with the Securities and Exchange Commission (the “SEC”), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock or other securities proposed to be issued or sold by the Company pursuant to the Regis Corporation 2016 Long Term Incentive Plan and/or the Regis Corporation Amended and Restated 1991 Contributory Stock Purchase Plan (as amended and restated October 18, 2016) and to file the same with the SEC, granting unto this attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 27th day of October, 2016.

Signature	Title

/s/ Daniel J. Hanrahan	President, Chief Executive Officer and Director
Daniel J. Hanrahan

/s/ Daniel G. Beltzman	Director
Daniel G. Beltzman

/s/ David J. Grissen	Director
David J. Grissen

/s/ Mark Light	Director
Mark Light

/s/ Michael J. Merriman	Director
Michael J. Merriman

/s/ M. Ann Rhoades	Director
M. Ann Rhoades

/s/ Stephen E. Watson	Director
Stephen E. Watson

/s/ David P. Williams	Director
David P. Williams